Exhibit 99.1

News Release

For information contact:

Lisa Schultz

Chief Communications Officer

CNL Financial Group

(407) 650-1223

CNL HEALTHCARE PROPERTIES EXPANDS SENIOR HOUSING PORTFOLIO WITH ALABAMA PROPERTY

— Harbor Retirement Associates to manage and rebrand community —

(ORLANDO, Fla.) Aug. 12, 2013 — CNL Healthcare Properties, an investment offering focused on senior and healthcare real estate, has acquired The Terrace at Jasper, a 62-unit senior housing community in Jasper, Ala. for $7.3 million.

An affiliate of Harbor Retirement Associates, LLC (HRA) will manage the property under a long-term agreement, with plans to rebrand the property as HarborChase of Jasper and implement new marketing and operating strategies. This is the second time CNL Healthcare Properties has partnered with HRA; in 2012, the two began the development of HarborChase of Villages Crossing, a senior housing community in Lady Lake, Fla. Construction is expected to be completed in December.

“We are pleased to add HarborChase of Jasper to our portfolio as we continue to seek new opportunities to expand and diversify our investment in senior housing,” said Stephen H. Mauldin, president and CEO of CNL Healthcare Properties. “This acquisition extends our important relationship with HRA and we are confident that its management efforts will build on the existing strengths of this community for its residents.”

HarborChase of Jasper contains 15 independent living, 35 assisted living, and 12 memory care units. As the largest of four assisted living communities in its county, HarborChase of Jasper is the only property in the market licensed to provide memory care services to its residents. The community features 24-hour staffing, a heated swimming pool, complimentary meal and transportation services, and a beauty shop.

“We look forward to growing our relationship with CNL Healthcare Properties through this partnership,” said Tim Smick, president and CEO for HRA. “Our goal is to maintain the community’s excellent reputation in the market, while implementing a new brand that emphasizes the property’s high standard in senior care and service.”

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About CNL Healthcare Properties

CNL Healthcare Properties, Inc., is an investment offering that focuses on acquiring properties in the senior housing and healthcare sectors, both stabilized and development, as well as other income-producing properties, real-estate related securities and loans. Beginning with the year ended December 31, 2012, the company intends to be taxed as a real estate investment trust. CNL Financial Group, LLC is the sponsor of CNL Healthcare Properties. For more information, visit www.CNLHealthcareProperties.com.

About CNL Financial Group

CNL Financial Group (CNL) is a leading private investment management firm providing global real estate and alternative investments. Since inception in 1973, CNL and/or its affiliates have formed or acquired companies with more than $29 billion in assets. CNL is headquartered in Orlando, Florida. For more information, visit www.cnl.com.

Cautionary Note Regarding Forward-Looking Statements

Statements above that are not statements of historical or current fact may constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbor created by Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the Company’s business and its performance, the economy, and other future conditions and forecasts of future events, and circumstances. Forward-looking statements are typically identified by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “continues,” “pro forma,” “may,” “will,” “seeks,” “should” and “could,” and words and terms of similar substance in connection with discussions of future operating or financial performance, business strategy and portfolios, projected growth prospects, cash flows, costs and financing needs, legal proceedings, amount and timing of anticipated future distributions, estimated per share net asset value of the Company’s common stock, and/or other matters. The Company’s forward-looking statements are not guarantees of future performance. While the Company’s management believes its forward-looking statements are reasonable, such statements are inherently susceptible to uncertainty and changes in circumstances. As with any projection or forecast, forward-looking statements are necessarily dependent on assumptions, data and/or methods that may be incorrect or imprecise, and may not be realized. The Company’s forward-looking statements are based on management’s current expectations and a variety of risks, uncertainties and other factors, many of which are beyond the Company’s ability to control or accurately predict. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company’s actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors. Given these uncertainties, the Company cautions you not to place undue reliance on such statements.

For further information regarding risks and uncertainties associated with the Company’s business, and important factors that could cause the Company’s actual results to vary materially from those expressed or implied in its forward-looking statements, please refer to the factors listed and described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the “Risk Factors” sections of the Company’s documents filed from time to time with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s quarterly reports on Form 10-Q, and the Company’s annual report on Form 10-K, copies of which may be obtained from the Company’s Web site at www.CNLHealthcareProperties.com.

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All written and oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this cautionary note. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to, and expressly disclaims any obligation to, publicly release the results of any revisions to its forward-looking statements to reflect new information, changed assumptions, the occurrence of unanticipated subsequent events or circumstances, or changes to future operating results over time, except as otherwise required by law.

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